UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2023, RespireRx Pharmaceuticals Inc. (the “Company” or the “Corporation”) entered into a securities purchase agreement (“Securities Purchase Agreement) with two individual accredited investors investing jointly (“Investors”).

Pursuant to the terms of the Securities Purchase Agreement, the investors invested $25,000.00 for 250 shares of Series I 8% Redeemable Preferred Stock (“Series I Preferred Stock”). The Series I Preferred Stock is redeemable upon the occurrence of certain events defined in the Certificate of Designation of Preferences, Rights and Limitations of Series I 8% Redeemable Preferred Stock (“Certificate”) and is not convertible into common stock, par value $0.001 of the Company (“Common Stock”).

The Securities Purchase Agreement, the Certificate and the delivery of the Series I Preferred Stock was approved by the Company’s Board of Directors.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The information set forth in Item 3.02 herein is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Investors made representations to the Company in the Securities Purchase Agreement that they met the accredited investor definition of Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”), and the Company relied on such representations.

The transaction described in Item 1.01 herein was between the Company and the Investors and were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. These transactions were not conducted in connection with a public offering and the participants in these transactions did not rely on, and the Company did not make, any public solicitation or advertisement in connection with these transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of its Series I Preferred Stock, also referred to herein as the “Certificate” with the Secretary of State of the State of Delaware to amend the Company’s certificate of incorporation. The filing of the Certificate of Designation was approved by the Company’s Board of Directors. The Certificate of Designation sets forth the preferences, rights and limitations of the Series I Preferred Stock, a summary of which is as follows:

Number of Shares: The number of shares designated as Series I Preferred Stock is 3,500 (which is not subject to increase without the written consent of a majority of the holders (each a “Holder”) of the Series I Preferred Stock or as otherwise set forth in the Certificate of Designation).

Par value: The par value of each share of Series I Preferred Stock is $0.001.

Stated Value: The initial Stated Value of each share of Series I Preferred Stock is $100.00.

Dividend: The Company must pay a dividend on the Series I Preferred Stock at a rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable annually within 15 calendar days of the end of each fiscal year of the Company, based on a 365-day year, in duly authorized, validly issued, fully paid and non-assessable shares of Series I Preferred Stock, which may include fractional shares of Series I Preferred Stock. Dividends shall accrue daily commencing on the Original Issue Date, as defined in the Certificate. The dividend to be paid at the end of the first fiscal year after closing and during the year of redemption may be a partial period.

Redemption: Redemption shall happen upon the payment of an Eligible Payment which takes place upon the occurrence of an Eligible Payment Event, as both terms are defined in the Certificate.

Eligible Payment: The Maximum Appreciated Price (unless a lesser price is agreed by the Corporation and the Holder) multiplied by the number of shares of Common Stock corresponding to the number of Series I Preferred Shares divided by the Base Measurement Price multiplied by the Stated Value.

Eligible Payment Event: In addition to the Fundamental Transactions, as defined in the Certificate, that may cause an Eligible Payment Event as described in the Certificate, the following events shall cause an Eligible Payment: (i) any license, sublicense, joint venture or similar transaction resulting in an upfront payment of at least $15,000,000.00, or (ii) any milestone payment with respect to research and development of at least $15,000,000.00, or (iii) receipt of royalties in any one year of at least $15,000,000.00 or (iv) any event resulting in the Corporation’s receipt of an amount deemed by the Corporation’s Board of Directors to be establish an Eligible Payment Event.

Base Measurement Price: means $0.0015 per share of Common Stock equivalent and shall be used for measurement of the amount of Eligible Payment to be received by the Holders of the Series I Preferred Stock in the event of an Eligible Payment Event.

Maximum Appreciated Price: means the lesser of $0.02 per share of Common Stock or its equivalent for measurement purposes, even if not issued, or any lesser amount designated by a Holder and agreed by the Corporation.

Voting Rights: Each share of Series I Preferred Stock shall be entitled to one vote for each share of Series I Preferred Stock and shall only vote as a class to the extent that under the DGCL the vote of the Holders of the Series I Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series I Preferred Stock. In addition to the above, any action that would reduce the rights or privileges of the Series I Preferred Stock will require an affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series I Preferred Stock.

Liquidation Preferences: Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), no distribution shall be made to the holders of any shares of capital stock of the Corporation unless, prior thereto, the Holders of the Series I Preferred Stock shall have received out of the available assets, whether capital or surplus, of the Corporation (i) an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series I Preferred Stock plus (ii) an amount equal to a pro rata portion of the Eligible Payment Amount, if any. The distribution shall result in a Redemption. If the assets of the Corporation shall be insufficient to pay in full such amounts due the Holders or any holders of another class that is parri pasu with the Holders (“Pari Passu Holders”), then the entire assets shall be distributed ratably among the Holders and Pari Passu Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full and such distribution shall result in a Redemption. A Fundamental Transaction, or a Change of Control Transaction, each as defined in the Certificate, shall be deemed to be Liquidations.

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Restrictions on Transfer: Except for transfers to an immediate family member or an Affiliate (as defined in the Certificate, and which includes trusts of which the Holder or Holders are grantors), Holders of Series I Preferred Stock may not, directly or indirectly, give, sell, assign, pledge, encumber or otherwise dispose of, transfer or permit to be transferred any shares of Series I Preferred Stock held by such Holder, and any such purported transfer would have no force or effect and would not be recognized by the Company.

THE FOREGOING SUMMARY OF THE PREFERENCES, RIGHTS, AND LIMITATIONS OF THE SERIES I PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES I PREFERRED STOCK, WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 8.01 Other Events

As of close of business on April 4, 2023, there were 144,326,672 shares of the Company’s Common Stockissued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series I 8% Redeemable Preferred Stock
99.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

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